Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis—July 2008

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008
Yield	16.03%	16.03%	16.03%	16.04%
Less: Coupon	2.70%	2.79%	2.64%	2.62%
Servicing Fee	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.90%	4.90%	4.90%	4.90%
Excess Spread:
July-08	6.93%	6.84%	6.99%	7.02%
June-08	6.80%	6.71%	6.86%	6.89%
May-08	6.73%	6.64%	6.79%	6.81%
Three Month Average Excess Spread	6.82%	6.73%	6.88%	6.91%

Delinquency:
30 to 59 Days	0.90%	0.90%	0.90%	0.90%
60 to 89 Days	0.70%	0.70%	0.70%	0.70%
90+ Days	1.66%	1.66%	1.66%	1.66%
Total	3.26%	3.26%	3.26%	3.26%

Principal Payment Rate	17.72%	17.72%	17.72%	17.72%